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                                                                   Exhibit 10.46

                              EMPLOYMENT AGREEMENT

     THIS AGREEMENT, dated as of the 1st day of April, 2001, is entered into by and between Pillowtex Corporation, a Texas corporation (the "Company"), and Scott E. Shimizu ("Employee").

     WHEREAS, the Company wishes to employ Employee, and Employee wishes to accept employment with the Company, on the terms and conditions set forth below; and

     WHEREAS, the Company is a debtor in a bankruptcy case under Chapter 11 of the United States Bankruptcy Code, Case Number 00-4211(SLR), pending in the United States Bankruptcy Court for the District of Delaware (the "Court"); and

     WHEREAS, the Company will implement the KERP (as defined below) pursuant to an Order Authorizing Debtors and Debtors in Possession to Implement Key Employee Retention Program and Severance Plan issued by the Court on March 6, 2001 (the "Order").

     NOW THEREFORE, in consideration of the mutual covenants contained herein and for good and valuable consideration, including participation in the KERP, the receipt of which is hereby acknowledged, it is agreed as follows:

                                    ARTICLE 1
                                   DEFINITIONS
                                   -----------

     The following terms will have the respective meanings set forth below, unless the context clearly otherwise requires:

     1.1 "Affiliate" means, with respect to the Company, any person or entity
          ---------
that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company.

     1.2 "Cause" means the occurrence of any of the following: (a) Employee's
          -----
engaging in any personal misconduct involving willful dishonesty, illegality, or moral turpitude that is demonstrably and materially detrimental or injurious to the business interests, reputation or goodwill of the Company or its Affiliates;
(b) Employee's engaging in any act involving willful dishonesty, disloyalty, or infidelity against the Company or its Affiliates; and (c) Employee's willful and continued breach of or failure substantially to perform under any of the material terms and covenants of this Agreement. For purposes of this Section Error! Reference source not found., no act, or failure to act, on Employee's part will be considered "willful" unless done, or omitted to be done, by Employee in bad faith and without reasonable belief that Employee's action or omission was in the best interest of the Company. Prior to asserting any action or failure to act as Cause for Employee's termination as set forth above, the Company will provide Employee a written notice referencing this Section Error! Reference source not found., setting out with specificity the conduct asserted to constitute Cause and, if the conduct asserted to constitute Cause is described in clause (c) of the first sentence of this Section Error! Reference source not found., providing Employee with a reasonable opportunity of not less than 15 days to cure or cease and desist such conduct.

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     1.3 "Change in Control" means the occurrence of any of the following
          -----------------
events:

          (a) the Company is merged, consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors ("Voting Stock") of such corporation or person immediately after such transaction is held in the aggregate by the holders of Voting Stock of the Company immediately prior to such transaction;

          (b) the Company sells or otherwise transfers all or substantially all of its assets to another corporation or other legal person, and as a result of such sale or transfer less than a majority of the combined voting power of the then-outstanding Voting Stock of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale or transfer;

          (c) there is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) other than an "Excluded Person" as defined below has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 35% or more of the combined voting power of the then-outstanding Voting Stock of the Company;

          (d) during any period of 24 consecutive months, individuals who at the beginning of any such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof; provided, however, that for purposes of this paragraph (d) each director who is first elected, or first nominated for election by the Company's stockholders, by a vote of at least two-thirds of the directors of the Company (or a committee thereof) then still in office who were directors of the Company at the beginning of any such period will be deemed to have been a director of the Company at the beginning of such period; or

          (e) the Company's Chapter 11 case is converted into a case under Chapter 7 of the Bankruptcy Code.

     For purposes of this Section 1.3, the term "Excluded Person" means the Company; any entity in which the Company directly or indirectly owns 50% or more of the outstanding Voting Stock (a "Subsidiary"); or any employee benefit plan sponsored by the Company or any Subsidiary.

     Notwithstanding the foregoing provisions of this Section 1.3, (i) a Change in Control described in Section 1.3(c)will not occur solely by reason of the confirmation by the Bankruptcy Court of a plan of reorganization with respect to the Company pursuant to which the Company emerges from bankruptcy; and (ii) a merger, consolidation or reorganization of the Company effected in connection with the confirmation of such plan of reorganization will not be a Change

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in Control described in Section 1.3(a) or Section 1.3(b) if such merger, consolidation or reorganization does not involve a sale of all or substantially all of the assets of the Company to an unrelated third party, including, for example, and not by way of limitation, a reincorporation of the Company in another jurisdiction.

     1.4 "Effective Date" means the date of this Agreement.
          --------------

     1.5 "Good Reason" means the termination of Employee's employment by
          -----------
Employee after a Change in Control upon the occurrence of any of the following:

          (a) the assignment to Employee of any duties inconsistent with Employee's position, duties and status with the Company as existing immediately prior to a Change in Control; a substantial alteration in the nature or status of Employee's position or responsibilities from those in effect immediately prior to a Change in Control; the failure to provide Employee with substantially the same perquisites which Employee had immediately prior to a Change in Control, including but not limited to an office and appropriate support services; or a change in Employee's titles or offices as in effect immediately prior to a Change in Control, or any removal of Employee from or failure to re-elect Employee to any such positions;

          (b) a reduction by the Company in Employee's base salary in effect immediately prior to a Change in Control;

          (c) the requirement by the Company that Employee be based anywhere other than the metropolitan area in which Employee's office is located immediately prior to a Change in Control, except for required travel on Employee's business to an extent substantially consistent with Employee's business travel obligations immediately prior to a Change in Control; or

          (d) the taking of any action by the Company which would (i) materially and adversely affect Employee's participation in or materially reduce Employee's benefits under any employee benefit or compensation plan in which Employee participates immediately prior to a Change in Control or
     (ii) deprive Employee of any material fringe benefit enjoyed by Employee, or to which Employee is entitled, as existing immediately prior to a Change in Control.

     1.6 "KERP" means the Key Employee Retention Program and Severance Plan, as
          ----
approved by the Order, which consists of (i) a retention incentive plan, (ii) an emergence bonus plan and (iii) a severance plan.

     1.7 "Trade Secrets" means proprietary and confidential information of the
          -------------
Company or any Affiliate consisting of, but not limited to, financial statements, processes, computer programs, compilations of information, records, sales procedures, customer requirements, pricing techniques, customer lists, methods of doing business and other confidential information used in the operation of their businesses.

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                                   ARTICLE 2
                       EMPLOYMENT, COMPENSATION AND DUTIES
                       -----------------------------------

     2.1 Employment. Subject to the terms of this Agreement, the Company agrees
         ----------
to employ Employee as its Executive Vice President - Sales & Marketing. Employee will report to the President and Chief Operating Officer of the Company. Employee's principal place of work will be at the Company's offices in Dallas, Texas, subject to such travel as is consistent with the office of Executive Vice President - Sales & Marketing. Employee and the Company agree that Employee is an at-will employee, and nothing contained in this Agreement will prevent Employee from terminating employment with the Company for any reason or for no reason or will prevent the Company from terminating Employee's employment with the Company for any reason or for no reason, subject to satisfaction of any applicable severance pay obligations under Section 3.1.


     2.2 Compensation. Employee's annual base salary will be $375,000, payable
         ------------
in accordance with the Company's customary payroll practices and subject to increases in accordance with Company policy.

     2.3 Duties. Employee will perform the customary duties of his position as
         ------
Executive Vice President - Sales & Marketing plus such other duties as may reasonably be assigned to him from time to time by the President and Chief Operating Officer of the Company.

                                    ARTICLE 3
                                    BENEFITS
                                    --------

     3.1 KERP Benefits. Employee will be eligible to participate in the KERP, in
         -------------
accordance with its terms. In addition, in the event Employee's employment by the Company is involuntarily terminated for reasons other than death, disability, retirement at or after the earliest retirement age under any Company-sponsored pension plan in which Employee participates or Cause, or in the event Employee terminates employment for Good Reason no later than six months after the occurrence of an event constituting Good Reason, the Company will pay to Employee a severance benefit calculated and payable as described below. Employee's severance benefit will be an amount (the "Severance Amount") equal to Employee's base salary then in effect for a period of 24 months, less
(i) any amount received by Employee under the retention plan provided for in the KERP and (ii) the amount of any severance benefit payable to Employee under the KERP. The Severance Amount shall be paid to Employee as follows: (i) the portion of the Severance Amount equal to Employee's annual base salary then in effect, shall be paid in a single lump sum no later than five days after the termination of Employee's employment; and (ii) the remainder of the Severance Amount (the "Remaining Amount") shall be paid in equal monthly installments beginning on the anniversary date of the termination of Employee's employment (the "Termination Anniversary"); provided, however, that (A) the Employee will not be entitled to the Remaining Amount if Employee obtains other full-time employment (including reemployment by the Company) prior to the Termination Anniversary and (B) the Company's obligation to pay the Remaining Amount shall immediately cease if Employee obtains other full-time employment (including reemployment by the Company) during the period the Remaining Amount is being paid. If the Company's obligation to pay the Remaining Amount is terminated other than at the end of the month, payment of the Remaining Amount for

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that month shall be prorated to include the portion of the month in which
Employee remained unemployed. In the event of any inconsistency between the provisions of this Section 3.1 and the KERP, the provisions of this Section 3.1 will control.

     3.2  Other Employee Benefits. Employee and Employee's eligible dependents,
          -----------------------
as applicable, will be eligible for participation in and will receive all benefits to which they are entitled under the terms of the Company's other employee benefit plans, as in effect from time to time.

     3.3  Stock Options. Employee will be eligible to participate in any stock
          -------------
option plan adopted by the Company and made available generally to its senior executives.

     3.4  Vacation. Employee will be entitled to paid vacation in accordance
          --------
with Company policy in effect from time to time, or if greater, three weeks' vacation.

     3.5  Term Life Insurance. The Company will provide Employee with a $500,000
          -------------------
term life insurance policy.

     3.6  Club Membership. The Company will reimburse Employee for the
          ---------------
initiation fee of one country club membership within 50 miles of his home or Company office, as mutually agreed, in an amount not to exceed $25,000, and for club dues and other charges incidental to membership. All country club expenses incurred by Employee that are related to Company business will be reimbursed in accordance with the Company's customary expense reimbursement policy. Upon termination of Employee's employment, Employee's privileges with respect to the membership shall cease and Employee shall transfer and assign all rights in the membership to the Company; provided, however, that if Employee is terminated for any reason other than Cause, Employee shall be entitled to acquire the membership from the Company for an amount equal to the lesser of the original initiation fee or the then-prevailing market price of a comparable membership and Employee's assumption of all future monthly dues and other costs and expenses related to the membership.

     3.7  Automobile Allowance. The Company will provide Employee with an
          --------------------
automobile allowance of $1,000.00 per month. The Company will also reimburse Employee for mileage in accordance with Company policy.

     3.8  Certain Tax Payments. The Company will make tax gross-up payments to
          --------------------
Employee in an amount that will be sufficient to cover the federal and state income taxes incurred by Employee as a result of the payments made under Section Error! Reference source not found. and Section Error! Reference source not found. (including federal and state income taxes incurred as a result of such gross-up payments).

     3.9  Legal Fees. The Company will reimburse Employee for all legal fees and
          ----------
expenses he incurs in seeking to enforce or in defending his rights under this Agreement, including, but not limited to, fees and expenses identified in Section Error! Reference source not found., without regard to whether Employee prevails in whole or in part, provided that Employee has not acted in bad faith or with no colorable claim of success.

     3.10 Insurance. If Employee's employment is terminated so that Employee is
          ---------
entitled to the severance benefit provided for in Section 3.1, Employee shall be entitled to participate,

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during the period in which severance is being paid to Employee pursuant to
Section 3.1, in all employee benefit plans providing health, dental, life and disability benefits in which Employee participated or was entitled to participate immediately prior to Employee's termination, provided that such participation is permitted under the general terms and provisions of such plans and under applicable law and provided further that Employee continues to make contributions, if any, in the same amounts as required immediately prior to the termination of Employee's employment. If Employee's participation in any such plan is not permitted for any reason, the Company shall arrange to provide Employee, at the Company's sole cost and expense, with benefits substantially similar to those which Employee is entitled to receive under such plans. Employee's COBRA rights shall not begin to run until after the end of the severance period. Furthermore, at the end of the severance period, Employee will be entitled to take advantage of any conversion privileges applicable to the benefits available under any such plans.

                                   ARTICLE 4
                         CERTAIN OBLIGATIONS OF EMPLOYEE
                         -------------------------------

        4.1   Trade Secrets. During the term of Employee's employment, the
              -------------
Company will provide Employee access to, and Employee will have access to and become familiar with, various Trade Secrets. Employee acknowledges and agrees that the Trade Secrets (a) are secret and not known in the Company's industry;
(b) are entrusted to Employee after being informed of their confidential and secret status by the Company or its Affiliates and because of the fiduciary position occupied by Employee with the Company; (c) have been developed by the Company and its Affiliates for and on behalf of the Company and its Affiliates through substantial expenditures of time, effort and money and are used in their businesses; (d) give the Company and its Affiliates an advantage over competitors who do not know or use the Trade Secrets; (e) are of such value and nature as to make it reasonable and necessary to protect and preserve the confidentiality and secrecy of the Trade Secrets; and (f) are valuable, special and unique assets of the Company and its Affiliates, the disclosure of which could cause substantial injury and loss of profits and goodwill to the Company and its Affiliates. Employee will not use in any way or disclose any of the Trade Secrets, directly or indirectly, either during the term of Employee's employment or at any time thereafter, except as required in the course of Employee's employment. All files, records, documents, information, data and similar items relating to the business of the Company and its Affiliates, whether prepared by Employee or otherwise coming into Employee's possession, will remain the exclusive property of the Company and its Affiliates and will not be removed from the premises of the Company and its Affiliates under any circumstances without the prior written consent of the President of the Company (except in the ordinary course of business during Employee's period of employment), and in any event will be promptly delivered to the Company upon termination of Employee's employment with the Company and its Affiliates. Employee agrees that upon Employee's receipt of any subpoena, process or other request to produce or divulge, directly or indirectly, any Trade Secrets to any entity, agency, tribunal or person, Employee will timely notify and promptly hand deliver a copy of the subpoena, process or other request to the President of the Company.

        4.2   Return of Property. Employee agrees that, upon termination of
              ------------------
Employee's employment with the Company and its Affiliates for any reason, Employee will return to the Company, in good condition, all property of the Company, including without limitation, the

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originals and all copies of all management, training, marketing and selling manuals; promotional materials; other training and instructional materials; financial information; vendor, owner, manager and product information; customer lists; other customer information; and all other selling, service and trade information and equipment. If such items are not returned, the Company will have the right to charge Employee for all reasonable damages, costs, attorneys' fees and other expenses incurred in searching for, taking, removing and/or recovering such property.

        4.3     Noncompetition. Employee acknowledges and agrees that the
                --------------
training Employee will receive, the experience Employee will gain and the information Employee will acquire regarding Trade Secrets while employed hereunder will enable Employee to injure the Company and its Affiliates if Employee should compete with the Company in a business that is competitive with the business conducted or to be conducted by the Company and its Affiliates. For these reasons, Employee hereby agrees that Employee will not, during the period of employment with the Company, directly or indirectly, either as an individual, a partner or a joint venturer, or in any other capacity, (a) invest (other than investments in publicly-owned companies which constitute not more than 1% of the voting securities of any such company) in any business that is competitive with that of the Company or its Affiliates, (b) accept employment with or render services to a competitor of the Company or any of its Affiliates as a director, officer, manager or executive, (c) engage, for Employee's self or any other person or entity in the sales, marketing, design or manufacture of products competitive with any product sold, marketed, designed or manufactured by the Company or its Affiliates, (d) contact, solicit or attempt to solicit or accept business from any customers of the Company or its Affiliates or any person or entity whose business the Company or its Affiliates is soliciting, or (e) take any action inconsistent with the fiduciary relationship of an employee to Employee's employer. For purposes of this Agreement, a "competitor" specifically includes persons, firms, sole proprietorships, partnerships, companies, corporations, or other entities that market products and/or perform services in direct or indirect competition with those marketed and/or performed by the Company or its Affiliates within the United States, Canada and Mexico.

        4.4     Nonsolicitation. During the period of employment with the
                ---------------
Company and for a period of 12 months thereafter, Employee will not, on Employee's own behalf or on behalf of any other person, partnership, association, corporation or other entity, hire or solicit or in any manner attempt to influence or induce any employee of the Company or its Affiliates to leave the employment of the Company or its Affiliates, nor will Employee use or disclose to any person, partnership, association, corporation or other entity any information obtained while an employee of the Company concerning the names and addresses of the employees of the Company or its Affiliates

        4.5     Damages. Notwithstanding anything in this Agreement to the
                --------
contrary, if Employee breaches the covenants contained in this ARTICLE 4, the Company will have no further obligations to Employee pursuant to this Agreement and may recover from Employee all such damages to which it may be entitled at law or in equity. In addition, Employee acknowledges that any such breach may result in immediate and irreparable harm to the Company for which money damages are likely to be inadequate. Accordingly, the Company may seek whatever relief it determines to be appropriate to protect the Company's rights under this Agreement, including, without limitation, an injunction to prevent Employee from disclosing

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any trade secrets or confidential information concerning the Company to any person or entity, to prevent any person or entity from receiving from Employee or using any such trade secrets or confidential information and/or to prevent any person or entity from retaining or seeking to retain any other employees of the Company. Employee acknowledges good and sufficient consideration for the noncompetition and nonsolicitation covenants of this Section 4.5.

                                   ARTICLE 5
                                  MISCELLANEOUS
                                  -------------

        5.1     Assignment. This Agreement is personal in nature and neither
                ----------
of the parties hereto will, without the written consent of the other, assign, transfer or delegate this Agreement or any rights or obligations contained in this Agreement except as expressly provided in Section 5.2. Without limiting the generality or effect of the foregoing, Employee's right to receive payments provided for in this Agreement will not be assignable, transferable or delegable, whether by pledge, creation of a security interest, or otherwise, other than by a transfer by Employee's will or by the laws of descent and distribution, and if Employee attempts any assignment or transfer contrary to this Section 5.1, the Company will have no liability to pay to any purported assignee any amount Employee attempts to assign, transfer or delegate.

        5.2     Successors and Binding Agreement.
                --------------------------------

                (a) The Company will require any successor to all or substantially all of the businesses or assets of the Company (whether direct or indirect, by purchase, merger, consolidation, reorganization, confirmed reorganization plan or otherwise) expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Agreement will be binding upon and inure to the benefit of the Company and any successor to the Company, including without limitation any persons acquiring directly or indirectly all or substantially all of the businesses or assets of the Company whether by purchase, merger, consolidation, reorganization, confirmed reorganization plan or otherwise (and such successor will thereafter be deemed "the Company" for the purposes of this Agreement).

                (b) This Agreement will inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees and legatees.

        5.3     Governing Law; Arbitration. This Agreement and all questions
                ---------------------------
arising in connection with it will be governed by and construed in accordance with the laws of the State of North Carolina. Subject to the following sentence, all disputes arising out of, or in connection with this Agreement, which are not promptly settled by mutual agreement of the parties hereto, will be finally settled by arbitration in accordance with the Commercial Rules of the American Arbitration Association, the cost of which will be borne by the party against whom an arbitration award is entered, specifically subject, however, to the provisions of Section 3.9. Notwithstanding anything herein to the contrary, the Company may, at its option, seek injunctive relief as contemplated in ARTICLE 4 either in lieu of or in addition to the arbitration remedies provided for in this Section 5.3.

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        5.4     Severability. If any portion of this Agreement is held to be
                ------------
invalid or unenforceable, such holding will not affect any other portion of this Agreement.

        5.5     Entire Agreement. This Agreement comprises the entire agreement
                ----------------
between the parties hereto and, as of the Effective Date, supersedes any prior written or oral agreements between the parties, including, without limitation, the Employment Agreement in effect between Employee and Pillowtex Management Services Company dated as of January 1, 1998. This Agreement may not be modified, renewed or extended except by a written instrument referring to this Agreement and executed by the parties hereto.

        5.6     Notices. Any notice or consent required or permitted to be
                -------
given under this Agreement will be in writing and will be effective (a) when given by personal delivery, (b) one business day after being sent by overnight delivery service or (c) five business days after being sent by certified or registered mail, return receipt requested, to the Secretary of the Company at the Company's principal place of business or to Employee at the last known address of Employee as shown on the records of the Company.

        5.7     Withholding Taxes. The Company may withhold from any amounts
                -----------------
payable under this Agreement all federal, state, provincial, city or other taxes or other amounts as will be required pursuant to any law or governmental regulation or ruling.

        5.8     Court Approval. On March 6, 2001, the Bankruptcy Court
                --------------
entered an order authorizing the Company to implement the KERP (the "KERP Order"). The Company warrants that its execution of and performance under this Agreement does not violate or contradict the KERP Order, any provision of Title 11 of the United States Bankruptcy Code, any other applicable statutes, or any orders previously entered by the Bankruptcy Court in the Company's bankruptcy case.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                              PILLOWTEX CORPORATION

                              By:_____________________________
                                  Name: Anthony T. Williams
                                  Title:  President and Chief Operating Officer

                              EMPLOYEE

                              ________________________________
                                Scott E. Shimizu

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